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                                                                  EXHIBIT (a)(2)


                              LETTER OF TRANSMITTAL
              TO TENDER OPTIONS TO PURCHASE SHARES OF COMMON STOCK
                   HAVING AN EXERCISE PRICE OF $24.00 OR MORE
                                       OF
                          PENNZOIL-QUAKER STATE COMPANY
                        PURSUANT TO THE OFFER TO PURCHASE
                            DATED SEPTEMBER 11, 2000



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           THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M.,
   CENTRAL DAYLIGHT TIME, ON OCTOBER 11, 2000, UNLESS THE OFFER IS EXTENDED.
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To:      Darlene Cox
         Director of Compensation
         Pennzoil-Quaker State Company
         Pennzoil Place, P.O. Box 2967
         Houston, Texas 77252-2967
         Telephone:  (713) 546-6634
         Facsimile:  (713) 546-6589


             DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS
              SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.



                  THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.



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Ladies and Gentlemen:

                  I hereby tender to Pennzoil-Quaker State Company ("PQS") the options to purchase shares of common stock of PQS described below pursuant to your offer to purchase such options for cash, upon the terms and subject to the conditions set forth in the offer to purchase, receipt of which is hereby acknowledged, and in this letter of transmittal (which together constitute the "offer").

                  Subject to, and effective upon, acceptance for purchase of and purchase of the options tendered herewith in accordance with the terms and subject to the conditions of the offer (including, if the offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to, or upon the order of, PQS all right, title and interest in and to all the options that are being tendered hereby. I acknowledge that PQS has advised me to consult with my own legal, financial and accounting advisors as to the consequences of participating or not participating in the offer. I agree that this letter of transmittal is an amendment to my option agreement.

                  I hereby represent and warrant that I have full power and authority to tender the options tendered hereby and that, when and to the extent the same are accepted for purchase by PQS, such options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, and the same will not be subject to any adverse claims. I will, upon request, execute and deliver any additional documents deemed by PQS to be necessary or desirable to complete the purchase of the options tendered hereby.

                  All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive my death or incapacity, and any obligation of mine hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the offer, this tender is irrevocable.

                  By execution hereof, I understand that tenders of options pursuant to the procedure described in Section 2 of the offer to purchase and in the instructions hereto will constitute my acceptance of the terms and conditions of the offer. PQS's acceptance for purchase of options tendered pursuant to the offer will constitute a binding agreement between PQS and me upon the terms and subject to the conditions of the offer. I acknowledge that no interest will be paid on any or all of the cash paid for tendered options regardless of when payment of any portion of the cash amount is made or any delay in making any cash payment.

                  I understand that all options properly tendered prior to the expiration date and not properly withdrawn will be purchased, upon the terms and subject to the conditions of the offer.

                  I UNDERSTAND THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK WILL VARY FROM TIME TO TIME AFTER THE OFFER EXPIRES AT 5:00 P.M., CENTRAL DAYLIGHT TIME, ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE), SUCH THAT THE PUBLIC TRADING PRICE OF THE COMMON STOCK COULD AT SOME TIME IN THE FUTURE EXCEED THE EXERCISE PRICE OF THE OPTIONS. BY TENDERING THE OPTIONS, I AGREE TO HOLD PQS HARMLESS FOR ANY PERCEIVED LOSS AS A RESULT OF THE VARIANCE IN THE PUBLIC TRADING PRICE OF COMMON STOCK FROM TIME TO TIME AFTER EXPIRATION OF THE OFFER.

                  I understand that a check or checks for each portion of the cash amount payable for all options purchased, and/or a return of any options not accepted for purchase, will be issued to and delivered to me at the address indicated on page 3.

                  I recognize that, under certain circumstances set forth in the offer to purchase, PQS may terminate or amend the offer or may postpone the acceptance for purchase of, or the purchase of and payment for, options tendered. In any such event, I understand that the options delivered herewith but not accepted for purchase will be returned to me at the address indicated on page 3.

                  THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

                  I have read, understand, and agree to all of the terms of the offer.


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I tender the following of my eligible options listed on Attachment A to the
Offer to Purchase dated September 11, 2000.


                  All of my eligible options, or
----------

                  The following eligible options (in whole option shares) as
----------        provided below identified by the grant date listed on
                  Attachment A:


                                                           50% or 100% of             Number of Eligible
                                 Grant Date               Eligible Options                  Options
                                 ----------               ----------------            ------------------
                              -----------------      -------------------------       ----------------------
                              -----------------      -------------------------       ----------------------
                              -----------------      -------------------------       ----------------------
                              -----------------      -------------------------       ----------------------
                              -----------------      -------------------------       ----------------------

Payment will be made in a single lump sum amount (by check), less withholding for income and employment taxes, promptly after the expiration of the offer.
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                                    SIGN HERE


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                            Signature of Optionholder


Dated                  , 2000
       ----------------

Name
    ----------------------------------------------------------------------------

    ----------------------------------------------------------------------------
                              (please print)

Address
       -------------------------------------------------------------------------

       -------------------------------------------------------------------------

       -------------------------------------------------------------------------
                            (Include Zip Code)


Social Security No.
                   -------------------------------------------------------------
Area Code and Telephone No.
                           -----------------------------------------------------

Must be signed by registered optionholder exactly as name appears on the option agreement evidencing the options to be tendered.

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                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

                  1. DELIVERY OF LETTER OF TRANSMITTAL AND OPTIONS. A properly completed and duly executed letter of transmittal (or facsimile thereof) and any other documents required by this letter of transmittal, must be received by PQS at our address set forth on the front cover of this letter of transmittal on or prior to 5:00 P.M., Central daylight time, on the expiration date (as defined in the offer to purchase).

                  THE METHOD OF DELIVERY OF OPTIONS AND ALL OTHER REQUIRED DOCUMENTS IS AT THE OPTION AND RISK OF THE TENDERING OPTIONHOLDER. REGISTERED MAIL WITH RETURN RECEIPT REQUESTED, PROPERLY INSURED, IS RECOMMENDED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ASSURE DELIVERY.

                  Tenders of options made pursuant to this offer to purchase may be withdrawn:

         o        at any time prior to the expiration date; or

         o after November 6, 2000 unless they have been previously accepted for purchase as provided in the offer to purchase.

If we extend the period of time during which the offer is open, we are delayed in accepting for purchase or paying the cash amount for options or we are unable to accept for purchase or pay for options pursuant to the offer for any reason, then, without prejudice to our rights under the offer, we may retain all options tendered, and such options may not be withdrawn except as otherwise provided in
Section 3 of the offer to purchase, subject to Rule 13e-4(f)(5) under the Securities Exchange Act of 1934, which provides that the issuer making the tender offer shall either pay the consideration offered, or return the tendered securities promptly after the termination or withdrawal of the tender offer. To be effective, a written or facsimile transmission notice of withdrawal must be timely received by us at our address set forth on the front cover of this letter of transmittal and must specify the name of the person who tendered the options to be withdrawn and the number of options to be withdrawn. Withdrawals may not be rescinded, and options withdrawn will thereafter be deemed not validly tendered for purposes of the offer. However, withdrawn options may be retendered by again following one of the procedures described in Section 2 of the offer to purchase at any time prior to the expiration date.

                  No alternative or contingent tenders will be accepted. By executing this letter of transmittal (or a facsimile thereof), the tendering optionholder waives any right to receive any notice of the acceptance for purchase of the options. We will only accept your tender of 50% or 100% of your options by grant date.

                  2. INADEQUATE SPACE. If the space provided herein is inadequate, the information requested by the first table in this letter of transmittal regarding which options are to be tendered should be provided on a separate schedule attached hereto.

                  3. SIGNATURES ON THIS LETTER OF TRANSMITTAL. If this letter of transmittal is signed by the registered holder of the options, the signature must correspond with the name as written on the face of the option agreement without alteration, enlargement or any change whatsoever.

                  If any of the options tendered are registered in different names or are subject to different option agreements evidencing the options, it will be necessary to complete, sign and submit as many separate letters of transmittal as there are different names or option agreements.

                  If this letter of transmittal is signed by a trustee, executor, administrator, guardian, attorney-in-fact or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to us of the authority of such person so to act must be submitted with this letter of transmittal.


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                  4. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the offer to purchase or this letter of transmittal may be directed to Darlene Cox, Director of Compensation, at (713) 546-6634, Brenda McKee, Compensation Advisor, at (713) 546-4167 or Annette Eriksen, Compensation Advisor, at (713) 546-6617, at the address given on the front cover of this letter of transmittal. Copies will be furnished promptly at our expense.

                  5. IRREGULARITIES. All questions as to the cash amount payable, the form of documents and the validity, eligibility (including time of receipt) and acceptance of any tender of options will be determined by us, in our sole discretion, and our determination shall be final and binding on all parties. We reserve the absolute right to reject any or all tenders of options that we determine are not in proper form or the acceptance for purchase of or purchase of options that may, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any of the conditions to the offer or any defect or irregularity in any tender of options and our interpretation of the terms and conditions of the offer (including these instructions) shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as we shall determine. Neither PQS nor any other person shall be under any duty to give notice of any defect or irregularity in tenders, nor shall we or any other person incur any liability for failure to give any such notice. Tenders will not be deemed to have been made until all defects and irregularities have been cured or waived.

                  IMPORTANT: THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY PQS, ON OR PRIOR TO 5:00 P.M., CENTRAL DAYLIGHT TIME, ON THE EXPIRATION DATE (AS DEFINED IN THE OFFER TO PURCHASE).

                  6. IMPORTANT TAX INFORMATION. You should refer to Section 11 of the offer to purchase which contains important tax information.


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